Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D/A need be filed with respect to the ownership by each of the undersigned of the limited partnership units of Brookfield Business Partners L.P.

Dated: September 27, 2024

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal and Regulatory

BAM PARTNERS TRUST, by its trustee, BAM CLASS B PARTNERS INC.

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Secretary

BPEG BN HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Director

BROOKFIELD PRIVATE EQUITY DIRECT INVESTMENTS HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Director

BROOKFIELD TITAN HOLDINGS LP, by its general partner, TITAN CO-INVESTMENT GP, LLC

By:	/s/ Ron Bloom
	Name:	Ron Bloom
	Title:	Managing Partner & Vice Chairman